UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 1, 2008

Dorman Products, Inc.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Comar, Pennsylvania 18915
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (215) 997-1800

                                 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On April 1, 2008, Dorman Products, Inc. (the terms “we”, “our”, “us”, and the “Company” refer to Dorman Products, Inc.) entered into individual employment agreements with each of Richard N. Berman, Chairman of the Board and CEO, and Steven L. Berman, President and COO.  The agreements have an initial term of three years expiring March 31, 2011.  On each anniversary of the effective date, the term of each agreement will automatically extend for an additional one year unless further extended or earlier terminated as provided in each agreement.  Each of the employment agreements provides for: (i) a base salary of approximately $514,370 per year during the term of the agreements (which salary may be increased but not decreased from time to time as determined by the Compensation Committee of the Company) and (ii) eligibility for an annual bonus and other benefits provided under the Company’s Executive Bonus Plan or other plans maintained by the Company, in such amounts as determined by the Compensation Committee, in its sole discretion.  Each of the employment agreements provide that each of Steven and Richard Berman are entitled to participate in other employment benefits plans or arrangements generally available to executive officers of the Company, four weeks paid vacation per year and the use of an automobile and related expenses provided for by the Company.  On April 1, 2008, Richard N. Berman and Steven L. Berman each had an annual base salary of $514,370.

Under the terms of the agreements, Richard Berman and Steven Berman will each receive his then current salary, an annual payment in lieu of bonuses equal to $150,000, and medical, dental, vision, and hospitalization insurance benefits through the remaining term following termination without “Cause”, for “Good Reason”, termination resulting from death or disability, or termination for any reason within twelve (12) months following a “Change-in-Control”.

In the event of termination for “Cause” or without “Good Reason,” each of Richard and Steven Berman shall be entitled to receive any earned or unpaid salary through the date of termination, reimbursement of properly incurred business expenses, payment for accrued and unused vacation days and payment for any vested accrued benefits or other payments due under the agreements.

 “Cause” means the occurrence of any one of the following as determined by our Board of Directors: (i) the willful and continued failure by the Executive to attempt in good faith substantially to perform his obligations under this Agreement (other than any such failure resulting from the Executive’s incapacity due to a Disability); provided, however, that the Company shall have provided the Executive with written notice that such actions are occurring and, where practical, the Executive has been afforded at least thirty (30) days to cure same; (ii) the indictment of the Executive for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) the Executive’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s Code of Conduct or other written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

“Good Reason” means the occurrence of any of the following events without the Executive’s consent: (i) a material diminution of the authorities, duties or responsibilities of the Executive set forth in the agreement; (ii) the loss of any of the titles of the Executive with the Company set forth in the agreement ; (iii) a reduction by the Company in the Executive’s Base Salary; (iv) a material change in the Executive’s primary place of employment; (v) the failure by the Compensation Committee to nominate or re-nominate the Executive to serve as, with respect to Richard Berman, Chairman of the Board or, with respect to Steven Berman, as a member of the Board or removal of the Executive as, with respect to Richard Berman, Chairman of the Board or, with respect to Steven Berman, as a member of the Board (other than as a result of or due to the Executive’s death or Disability, because of a legal prohibition under applicable law or regulation, or for “Cause,” as defined above); (vi) the assignment to the Executive of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that the Executive reports to someone other than as specified in the agreement;  provided, however, that, within ninety (90) days of any such event having occurred, the Executive shall have provided the Company with written notice that such events have occurred and afforded the Company thirty (30) days to cure same.

 “Change of Control” means the occurrence of any one of the following events (i) any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”); (ii) the Board and/or the shareholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (iii) the Board and/or the shareholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (iv) a change in the board of directors of the Company occurs with the result that the members of the board on the effective date of this Agreement (the “Incumbent Directors”) no longer constitute a majority of such board of directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by more than half of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Each of the agreements also provide for non-solicitation and non-competition provisions for the term of the agreements and two years thereafter.  The agreements also include standard confidentiality and trade secret provisions typically included in agreements of this type.

Assuming the termination of employment of these individuals as of April 1, 2008, Richard N. Berman and Steven L. Berman would each be entitled to three years of salary continuation equal to $514,370 per year payable in bi-weekly installments, an annual payment in lieu of bonus of $150,000 for three years, and health benefits continuation approximately equal to $11,000 per year for three years.  Total benefits payable upon termination of either agreement would equal approximately $2,026,110 for each executive and would not begin until the date six months after their respective dates of termination.

Item 9.01           Financial Statements and Exhibits.

(d)           The following have been filed as exhibits to this Form 8-K:

10.1	Employment Agreement between Dorman Products, Inc. and Richard N. Berman dated April 1, 2008.
10.2	Employment Agreement between Dorman Products, Inc. and Steven L. Berman dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.
/s/ Mathias J. Barton
Date: April 1, 2008	By:	Name: Mathias J. Barton
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Employment Agreement between Dorman Products, Inc. and Richard N. Berman dated April 1, 2008.
10.2	Employment Agreement between Dorman Products, Inc. and Steven L. Berman dated April 1, 2008.